EXHIBIT 4.11

                        NeoMedia Technologies, Inc.

                                  Exhibit 4.11

              Form of Warrant to Dominick & Dominick, Incorporated


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                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK
                                       OF
                           NEOMEDIA TECHNOLOGIES, INC.

                       Warrant to Purchase 375,000 Shares
                   (subject to adjustment as set forth herein)

                         Exercise Price $7.375 Per Share
                   (subject to adjustment as set forth herein)

              VOID AFTER 5:00 P.M., CENTRAL TIME, NOVEMBER 25, 2001


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "Act") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.


         NeoMedia Technologies, Inc. (the "Company") hereby certifies that, for value received, Dominick & Dominick, Incorporated, New York, New York (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time at or before 5:00 p.m., Central time, on November 25, 2001, up to 375,000 Shares ("Share" in the singular and "Shares" in the plural) of the Company's $.01 par value common stock ("Common Stock") at a purchase price of $7.375 per Share (the "Exercise Price"). Neither this Warrant nor the Shares issuable upon exercise of this Warrant have been registered under the Act nor have they been registered or qualified under any other applicable federal or state securities laws. Accordingly, neither this Warrant nor the Shares issuable upon exercise of this Warrant may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement or qualification filed in accordance with the Act and applicable state securities laws or pursuant to an exemption from registration under the Act and applicable state securities laws.

         The number of the securities purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants issued in substitution for or replacement of this Warrant, or any warrants into which this Warrant may be divided or exchanged. The Shares purchasable upon the exercise of this Warrant are hereinafter referred to as "Warrant Securities."

         This Warrant may not be assigned, transferred, sold or offered for sale by the Holder without the express written approval of the Company.

         1. EXERCISE OF WARRANT.

         (a) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or in part at any time, and from time to time, prior to 5:00 p.m., Central time, on November 25, 2001, by the Holder's presentation and surrender of this Warrant to the Company at its principal office accompanied by a duly executed Notice of Exercise, in the form attached to and by this reference incorporated in this Warrant as Exhibit A, and by payment of the aggregate Exercise Price, in certified funds or a bank cashier's check, for the number of Shares specified in the Notice of Exercise. This Warrant may only be exercised for the purchase of whole Shares. In the event this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a


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new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

         (b) Upon receipt of this Warrant by the Company as described in subsection (a) above, the Holder shall be deemed to be the holder of record of the Warrant Securities issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Warrant Securities may not have been prepared or actually delivered to the Holder.

         2. EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.

         (a) This Warrant may not be sold, transferred, assigned, pledged or hypothecated without the express written consent of the Company. In addition, all sales, transfers, assignments or hypothecations of this Warrant must be in compliance with Section 7 hereof. Any assignment or transfer of this Warrant shall be made by the presentation and surrender of this Warrant to the Company at its principal office accompanied by a duly executed Assignment Form, in the form attached to and by this reference incorporated in this Warrant as Exhibit
B. Upon the presentation and surrender of these items to the Company, the Company shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, containing the same terms and conditions as this Warrant, in the name of the new Holder or Holders as named in the Assignment Form, and this Warrant shall at that time be canceled.

         (b) This Warrant, alone or with other Warrants containing substantially the same terms and conditions and owned by the same Holder, is exchangeable at the option of the Holder at any time prior to its expiration either by its terms or by its exercise in full upon presentation and surrender to the Company at its principal office for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Warrant Securities that were purchasable pursuant to the Warrant or Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder also shall deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to be issued to the Holder.

         (c) The Company will execute and deliver to the Holder a new Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, provided that (i) in the case of loss, theft, or destruction, the Company receives from the Holder an indemnification satisfactory to it, and (ii) in the case of mutilation, the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company regardless of whether the Warrant that was lost, stolen, destroyed, or mutilated shall be enforceable by anyone at any time.

         3. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SECURITIES.

         The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Securities shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

              (a) The number of Warrant Securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

                   (i) In case the Company shall (A) pay a dividend in shares of
              Common Stock or make a distribution in shares of Common Stock, (B) subdivide or split its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (D) issue by reorganization, reclassification or recapitalization of its shares of Common Stock other securities of the Company, the number of Warrant Securities purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Securities or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above,


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              had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                   (ii) In case the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (i) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Securities thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Securities theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in Section 3(a)(iii) hereof) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                   (iii) For the purpose of any computation under Section
              3(a)(iii) and Section 9 hereof, the current market price per share of Common Stock at any date shall be the average closing price of the Common Stock (if then traded in the over-the-counter market) or the average closing price of the Common Stock (if then traded on NASDAQ's National Market System or on a national securities exchange) for the five consecutive trading days ending the day prior to the date as of which such computation is made. If the Common Stock is not so listed or admitted to unlisted trading privileges and closing prices are not so reported, the current market price per share shall be determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                   (iv) No adjustment in the number of Warrant Securities
              purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Securities purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this Section 3(a)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                   (v) Whenever the number of Warrant Securities purchasable
              upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of this Warrant in effect immediately prior to such adjustment, shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Securities purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number or Warrant Securities so purchasable immediately thereafter.

                   (vi) For the purpose of this Section 3(a), the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or
              (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 3(a)(i) above, the Holders shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms


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              as nearly equivalent as practicable to the provisions with respect to the Warrant Securities contained in Section 3(a)(i) through
              Section 3(a)(v) inclusive, above, and the provisions of Sections 3(b) and 3(c) hereof, with respect to the Warrant Securities, shall apply on like terms to any such other shares.

         (b) Whenever the number of Warrant Securities purchasable upon the exercise of this Warrant or the Exercise Price of such Warrant Securities is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Securities purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Securities after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive of the correctness of such adjustment.

         (c) Except as provided in subsection (a), no adjustment in respect of any cash dividend shall be made during the term of this Warrant or upon its exercise.

         (d) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall agree that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities and property which such Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3(d) shall similarly apply to successive consolidations, mergers, sales or conveyances.

         (e) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, any certificate theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

         4. NOTICE TO HOLDERS. If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

              (a) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

              (b) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

              (c) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

              (d ) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

              (e) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:


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              (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

              (ii) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and


              (iii) if any matters referred to in the foregoing clauses (i) and
         (ii) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

         5. RESERVATION OF WARRANT SECURITIES. The Company hereby agrees that at all times prior to November 25, 2001, it will have authorized and will reserve and keep available for issuance and delivery to the Holder that number of shares of its Common Stock that may be required from time to time for issuance and delivery upon the exercise of the then unexercised portion of this Warrant.

         6. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

         (a) If at any time subsequent to the date hereof and prior to November 25, 2001, the Company files a registration statement with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), or pursuant to any other act passed after the date of this Agreement, which filing provides for the sale of securities by the Company to the public, the Company shall offer to the Holder or Holders of this Warrant and the holders of any Warrant Securities the opportunity to register or qualify solely in such registration any Warrant Securities and any Warrant Securities underlying the unexercised portion of this Warrant, if any, at the Company's sole expense, regardless of whether the Holder or Holders of this Warrant or the holders of Warrant Securities or both may have previously availed themselves of any of the registration rights described in this Section 6. Notwithstanding anything to the contrary, this subsection (a) shall not be applicable to a registration statement on Forms S-4, S-8 or their successors or any other inappropriate forms filed by the Company with the United States Securities and Exchange Commission.

         The Company shall deliver written notice to the Holder or Holders of this Warrant and to any holders of the Warrant Securities of its intention to file a registration statement under the Act at least 60 days prior to the filing of such registration statement or offering statement, and the Holder or Holders and holders of Warrant Securities shall have 30 days thereafter to request in writing that the Company register or qualify the Warrant Securities in accordance with this subsection (a). Upon the delivery of such a written request within the specified time, the Company shall be obligated to include in its contemplated registration statement all information necessary or advisable to register or qualify the Warrant Securities or Warrant Securities underlying the unexercised portion of this Warrant in such registration statement for a public offering, if the Company does file the contemplated registration statement; provided, however, that neither the delivery of the notice by the Company nor the delivery of a request by a Holder or by a holder of Warrant Securities shall in any way obligate the Company to file a registration statement and notwithstanding the filing of a registration statement, the Company may, at any time prior to the effective date thereof and without any obligation to the Holder of this Warrant or to a holder of Warrant Securities, determine not to offer the securities (including the Warrant Securities) to which the registration statement relates; provided, however, in the event such registration statement is underwritten by a broker-dealer, then the right to register the Warrant Securities or Warrant Securities underlying the unexercised portion of this Warrant in such registration shall be subject to the approval of such underwriter and if such underwriter determines that the Warrant Securities, or Warrant Securities underlying the unexercised portion of this Warrant, or any part thereof, is not to be registered in such registration,


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the Company shall not have any obligation hereunder to file a registration statement and shall not be deemed to be in breach of the provisions hereof.

         The Company shall comply with the requirements of this subsection (a) and the related requirements of subsection (d) at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Company, and miscellaneous expenses directly related to the registration statement and the offering. However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the Warrant Securities and Warrant Securities underlying the unexercised portion of this Warrant, all of which expenses shall be borne by the Holder or Holders of this Warrant and the holders of the Warrant Securities registered or qualified.

         (b) In the event that the Company registers the Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant pursuant to subsection (a) above, the Company shall include in the registration statement, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant.

         (c) As to each registration statement, the Company's obligations contained in this Section 6 shall be conditioned upon a timely receipt by the Company in writing of the following:

              (i) Information as to the terms of the contemplated public offering furnished by and on behalf of each Holder or holder intending to make a public distribution of the Warrant Securities or Warrant Securities underlying the unexercised portion of the Warrant; and

              (ii) Such other information as the Company may reasonably require from such Holders or holders, or any underwriter for any of them, for inclusion in the registration statement.

       (d) In each instance in which pursuant to this Section 6 the Company shall take any action to register the Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant, prior to the effective date of any registration statement or offering statement, the Company and each Holder or holder of Warrant Securities being registered shall enter into reciprocal indemnification agreements, in the form customarily used by reputable investment bankers with respect to public offerings of securities. These indemnification agreements also shall contain an agreement by the Holder or shareholder at issue to indemnify and hold harmless the Company, its officers, directors from and against any and all losses, claims, damages and liabilities, including, but not limited to, all expenses reasonably incurred in investigating, preparing, defending or settling any claim, directly resulting from any untrue statements of material facts, or omissions to state a material fact necessary to make a statement not misleading, contained in a registration statement to which this Section 6 applies, if, and only if, the untrue statement or omission directly resulted from information provided in writing to the Company by the indemnifying Holder or shareholder expressly for use in the registration statement or offering statement at issue.

         7. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

         (a) This Warrant, the Warrant Securities, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except with the express written approval of the Company and in compliance with all applicable state securities statutes.

         (b) The Company may cause the following legend, or its equivalent, to be set forth on each certificate representing the Warrant Securities, or any other security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public:


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       "The shares represented by this Certificate have not been registered under the Securities Act of 1933 ("the Act") and are 'restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

         8. REDEMPTION. Any time after November 25, 1997, or such earlier date as may be determined by Joseph Charles & Associates, Inc., the representative of the underwriters of the Company's initial public offering in November, 1996, upon notice of redemption properly given, and if and only if the closing average price of the Common Stock has been at least $8.85 on each of the 20 consecutive trading days within the thirty day period prior to the day on which notice of redemption is given, and at such time there is a current effective registration statement covering the shares of Common Stock underlying the Warrants, then each Warrant represented by this Warrant Certificate may be redeemed at the option of the Company, at any time, at a redemption price of $.05 per Warrant. Notice of redemption shall be mailed not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate.

         9. FRACTIONAL SHARES. The Company shall not be required to issue fractional Warrant Securities on any exercise of this Warrant. The number of full Warrant Securities which shall be issuable upon the exercise of Warrants shall be computed on the basis of the aggregate number of Warrant Securities purchasable on exercise of the Warrant so presented. If any fraction of Warrant Securities would, except for the provisions of this Section 9, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then current market price per Common Share (as defined in Section 3(a)(iii) above) multiplied by such fraction.

         10. RIGHTS OF THE HOLDER. The Holder shall not be entitled to any rights as a shareholder in the Company by reason of this Warrant, either at law or equity, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceeding of the Company, except as specifically provided for herein.

         11. WARRANT SECURITIES TO BE FULLY PAID. The Company covenants that all Warrant Securities that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment in full of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

         12. NOTICES. All notices, certificates, requests, or other similar items provided for in this Warrant shall be in writing and shall be personally delivered or deposited in the United States mail, postage prepaid, addressed to the respective party as indicated in the portions of this Warrant preceding
Section 1. All notices shall be deemed to be delivered upon personal delivery or upon the expiration of three business days following deposit in the United States mail, postage prepaid. The addresses of the parties may be changed, and addresses of other Holders and holders of Warrant Securities may be specified, by written notice delivered pursuant to this Section 12. The Company's principal office shall be deemed to be the address provided pursuant to this Section for the delivery of notices to the Company.

         13. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to its conflict of laws rules and principles, and courts and arbitration tribunals located in Illinois shall have exclusive jurisdiction over all disputes arising hereunder.

         14. ARBITRATION. The Company and the Holder, and by receipt of this Warrant or any Warrant Securities, all subsequent Holders or holders of Warrant Securities, agree to submit all controversies, claims, disputes and matters of difference with respect to this Warrant, including, without limitation, the application of this Section 14 to arbitration in Chicago, Illinois, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Illinois courts of general jurisdiction or any other provisions of Illinois law then in force, those Illinois rules and provisions shall


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govern. This agreement to arbitrate shall be specifically enforceable.
Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Illinois. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

         15. MISCELLANEOUS PROVISIONS.

         (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Securities and the exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Securities.

         (b) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.

         (c) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

         (d) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

Dated as of May 1, 1997.

                                          NEOMEDIA TECHNOLOGIES, INC.
ATTEST:

By                                        By
       William E. Fritz,                      Charles W. Fritz, President and
       Secretary                              Chief Executive Officer


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                                    EXHIBIT A
                               NOTICE OF EXERCISE

 (To be executed by a Holder desiring to exercise the right to purchase Shares pursuant to the Warrant.)

       The undersigned Holder of the Warrant hereby

              (a) irrevocably elects to exercise the Warrant to the extent of purchasing _______________ Shares;

              (b) makes payment in full of the aggregate Exercise Price for those Shares in the amount of $_________________ by the delivery of certified funds or a bank cashier's check in the amount of $_________________;

              (c) requests that certificates evidencing the securities underlying such Shares be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:

                      ______________________________________________________

                      ______________________________________________________

                      ______________________________________________________
                      (Name and address of person OTHER than the undersigned in whose name Shares are to be registered)

              (d) requests, if the number of Shares purchased are not all the Shares purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.


Dated: ________________________             ____________________________________
                                                      Signature
                                                 (This signature must conform in
                                                 all respects to the name of the
                                                 Holder as specified on the face
                                                 of the Warrant.)

_______________________________                  _______________________________
Social Security Number                           Printed Name
or Employer ID Number
                                                 Address:
                                                 _______________________________

                                                 _______________________________


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


                                    EXHIBIT B
                                 ASSIGNMENT FORM


FOR VALUE RECEIVED, the undersigned, __________________________________, hereby sells, assigns and transfers unto:

Name: _____________________________________________________
                 (Please type or print in block letters)

Address:  _______________________________________________

          _______________________________________________

the right to purchase _________________ Shares of NeoMedia Technologies, Inc. (the "Company") pursuant to the terms and conditions of the Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and
(ii) if there are rights to purchase Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Shares remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Shares purchasable, the new Warrants to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints as the undersigned's attorney-in-fact to transfer the Warrants and the rights thereunder on the books of the Company with full power of substitution for these purposes.


Dated: ________________________             ____________________________________
                                                           Signature
                                                 (This signature must conform in
                                                 all respects to the name of the
                                                 Holder as specified on the face
                                                 of the Warrant.)

________________________________                 _______________________________
Social Security Number                           Printed Name
or Employer ID Number
                                                 Address:
                                                 _______________________________

                                                 _______________________________


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